UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 2, 2015

DICK'S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 2, 2015, André J. Hawaux was appointed to serve as Executive Vice President, Chief Operating Officer/Chief Financial Officer of the Company.

Mr. Hawaux, age 54, has served as Executive Vice President, Finance, Administration and Chief Financial Officer, since joining the Company in June 2013. Prior to joining the Company, Mr. Hawaux served as the President, Consumer Foods of ConAgra Foods, Inc. from January 2009 to May 2013. From 2006 to 2009, Mr. Hawaux served as ConAgra Foods' Executive Vice President, Chief Financial Officer where he was responsible for the company's Finance and Information System and Services organizations. Prior to ConAgra Foods, Mr. Hawaux served as general manager of a large U.S. division of PepsiAmericas and previously served as Chief Financial Officer for Pepsi-Cola North America and Pepsi International's China business unit. Mr. Hawaux is also a Trustee of Southern New Hampshire University and a member of the Board of Directors of PulteGroup, Inc. (NYSE: PHM). There are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Hawaux that are required to be disclosed under Item 404(a) of Regulation S-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: February 2, 2015	By:	/s/ JOHN E. HAYES, III
	Name:	John E. Hayes, III
	Title:	Senior Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 2, 2015

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